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                                    EXHIBIT 99.4

                                     [GRAPHIC]

                                  WESTERN BANCORP

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PRESS RELEASE
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Western Bancorp  (NASDAQ: WEBC)
4100 Newport Place, Suite 900
Newport Beach, California 92660
Contacts:      Matthew P. Wagner                  Arnold C. Hahn
               President and                      Chief Financial Officer
               Chief Executive Officer
Phone:         310/477-2402   X 134               949/863-2351
FAX:           310/231-0321                       949/757-5844

FOR IMMEDIATE RELEASE . . . WESTERN BANCORP ANNOUNCES DECLARATION OF ITS REGULAR QUARTERLY DIVIDEND

May 19, 1999

Newport Beach, California . . . Western Bancorp ("Western") today announced that the Board of Directors has approved the declaration of a quarterly dividend of $0.225 per common share payable on June 25, 1999 to shareholders of record on June 4, 1999. This is the sixth quarterly dividend for Western.

As of March 31, 1999, Western had approximately $2.5 billion in assets in its two wholly-owned banking subsidiaries: Southern California Bank and Santa Monica Bank. Southern California Bank serves southern Los Angeles, Orange and San Diego Counties with fifteen branches and with its specialized escrow services and asset based lending. In addition, Southern California Bank, through its PNB Mortgage division has a residential mortgage origination business with offices in Irvine, Santa Ana, Dublin and San Diego, California, and offices in Washington and Arizona. Santa Monica Bank serves its clients in Santa Monica, Westwood, Malibu, Marina del Rey, Beverly Hills, Century City, Encino, Culver City, West Hollywood, and Glendale with sixteen branches and its specialized trust and investment management services.

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Forward-Looking Statements

This press release includes forward-looking statements that involve inherent risks and uncertainties. Western Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include economic conditions and competition in the geographic and business areas in which Western Bancorp and its subsidiaries operate, inflation or deflation, fluctuations in interest rates, legislation and governmental regulation and the progress of integrating Santa Monica Bank, Western Bank, Southern California Bank, the Bank of Los Angeles and Pacific National Bank.



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